Exhibit 99.1

Hercules Technology Growth Capital To Realize Q1 Gain of Approximately $8.0-$8.5 Million from the Sale of Portfolio Company InfoLogix

~Largest Hercules realized gain on a portfolio investment sale to date~

PALO ALTO, Calif.--(BUSINESS WIRE)--January 24, 2011--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the largest specialty finance company devoted principally to addressing the capital needs of venture capital and private equity-backed companies in the technology, clean technology, and life science industries at all stages of development, today announced that its portfolio company InfoLogix, Inc., a leading provider of enterprise mobile solutions for the healthcare and commercial industries, completed the sale of all of its shares on January 18, 2011, to Stanley Black & Decker, Inc. (NYSE:SWK) in a transaction valued at approximately $61.2 million prior to transaction fees, closing costs, and working capital adjustments.

In connection with the sale, Hercules expects to realize a net gain of approximately $8.0-$8.5 million in the first quarter of 2011. This represents an internal rate of return above 30% on Hercules’ investment in InfoLogix.

“For Hercules’ shareholders this is a significant milestone representing the largest gain on a single investment to date and a full repayment of our principal,” said Manuel A. Henriquez, president and CEO of Hercules. “This achievement demonstrates Hercules’ commitment to work closely with its portfolio companies towards a successful outcome for all parties. We congratulate InfoLogix and Stanley Black & Decker on their merger.”

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private companies in the technology, clean technology, and life science industries, at all stages of development. Since its founding in 2003, Hercules has committed over $2.1 billion in flexible financing solutions to over 155 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, ranging from $500,000 to $30 million, lines of credit to term loans. The company is headquartered in Palo Alto, CA and has additional offices in Massachusetts and Colorado. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com